SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 March 11, 1998


                          MEDISCIENCE TECHNOLOGY CORP.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



  New Jersey                         0-7405                 22-1937826
--------------------------------------------------------------------------------
 (State or other             (Commission File No.)        (IRS Employer
 jurisdiction of                                          Identification Number)
 incorporation



1235 Folkestone Way, Cherry Hill, New Jersey                            08034
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:              (609) 428-7952
--------------------------------------------------------------------------------


                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On March 11, 1998 the Registrant issued for publication a brochure from The City University of New York attached entitled "An Introduction to Optical Biopsy and Optical Mammography Using Photonics to Detect Breast Cancer".

                               The New York State
                         Center for Advanced Technology
                  ULTRAFAST PHOTONIC MATERIALS AND APPLICATIONS
                         The City University of New York

                                       and

                          The Center for Laser Imaging
                             and Cancer Diagnostics
                       A US Department of Energy-Supported
                   Center of Excellence for Lasers in Medicine
                               An Introduction to

                           OPTICAL BIOPSY AND OPTICAL
                                   MAMMOGRAPHY

                            Using Photonics to Detect
                                  Breast Cancer

                 Breast Cancer and Women's Health Awareness Day


                                 March 11, 1998

                   Optical Biopsy and Optical Mammography


1. Introduction
This pamphlet presents a brief introduction to photonic technology under development at the City College of the City University of New York that will improve the ability of medical practitioners to detect breast and other forms of cancer.

The methods described here use light, in various formats, to identify and distinguish cancerous from normal tissue. Photonic methods, in general, and optical biopsy and optical mammography, presented here, are emerging as promising diagnostic techniques. In some cases, prototype instruments have been developed and are undergoing FDA-approved testing. Other techniques are in earlier stages of development and will require additional research before implementation is possible.

The appendices include additional information to familiarize the reader with the terms and concepts involved in this technology.


2. The City College Institute for Ultrafast Spectroscopy and Lasers
Founded in 1982 to oversee the various ongoing research  studies,  the Institute
(IUSL) is the parent organization for several organizations that house and support research on lasers, optical materials, systems and applications such as tunable solid-state lasers, optical imaging in turbid media, and medical diagnostics. Achievements in these projects led to the growth and expansion of the effort, scope, and funding of IUSL research. Today, the IUSL serves as an umbrella organization for three major programs at the City University of New York (CUNY).

2.1. The New York State Centers for Advanced Technology
Since 1983, major research universities throughout New York State have worked with industry partners on problems of mutual interest, and benefit to the state's economy, through the Centers for Advanced Technology (CAT) Program. The 13 CATs, located at major research institutions in New York State, each support a different area of specialization, but share a common goal of technology transfer and commercialization of their results. The CAT program provides industry access to the innovative technology and facilities available at the participating research institutions.

The CAT in Ultrafast  Photonic  Materials and  Applications at CUNY, which began
operations  in  1994,   supports   several  areas  of  research  and  technology
development:

       o ultrafast  phenomena
       o lasers  (materials and systems)
       o optical imaging  (in turbid  media)
       o semiconductors  (growth and  characterization)
       o optical  storage
       o nonlinear  optics
       o novel optical  materials
       o thin films
       o medical diagnostics (optical biopsy and optical mammography)


2.2. Institutional Research Award
Funded from the NASA Office of Minority University Research and Education Division (MURED) to study Tunable Solid-State Lasers and Optical Imaging, the IRA program promotes the dual roles of cutting-edge research in areas that support NASA programs and providing meaningful research education and training for minority students, primarily Hispanics. Awarded in 1994, this 5-year, $3.8 million program encompasses faculty and students from 4 of CUNY's senior colleges.

2.3. Center for Laser Imaging and Cancer Diagnostics
Following a highly competitive application process, the US Department of Energy, Office of Energy Research awarded a Center on Laser Imaging and Cancer
Diagnostics to City College. The proposed approach builds on existing technologies and partnerships with major medical research centers in New York to detect breast and prostate cancer. Partners in this new Center include Memorial Sloan-Kettering cancer Center, New York Hospital-Cornell Medical School, Hackensack University Medical Center, and Englewood Hospital, as well as
Lawrence Livermore Laboratory, a National Laboratory. An industrial advisory board, consisting of representatives from major medical instrument manufacturers, is an integral part of the Center's structure.


3. Research Program
Medical diagnostics research at City College is mainly involved with the detection of cancer using several optical-based techniques. These techniques have, to a large extent, been pioneered at CUNY over the last 10 years. At the City College, Director Robert Alfano and co-workers have invented optical techniques for dental caries detection, cataract monitoring, cancer detection, and optical counterparts to mammography.

Since 1984, medical diagnostic research has been focused on the characterization of tissue to distinguish normal, benign, and cancerous samples. This work has led to the development of two instruments - CD Scan and CD Ratiometer. (CD means cancer detection). This pamphlet describes some of the basic elements underlying the operation of the CD instruments.

For further information, contact:

Dr. Robert R. Alfano
Distinguished Professor of Science and Engineering
Director, Institute for Ultrafast Spectroscopy and Lasers
Director, Center for Advanced Technology
City College of CUNY
Convent Avenue at 138th Street
New York, NY, 10031
voice 212.650.5533; fax 212.650.5530.
email: alfano@scisun.sci.ccny.cuny.edu


Dr. Vincent P. Tomaselli
Deputy Director, Business Development and Operations
Center for Advanced Technology
Research Foundation CUNY
30 West Broadway, 11th Floor
New York, NY 10007
voice: 212.417.8320; fax: 212.417.6448
email: vptrf@cunyvm.cuny.edu

Peter Katevatis
President, CEO
MEDISCIENCE TECHNOLOGY CORP.
P.O. Box 598
Cherry Hill, New Jersey 08003
voice: 609-428-7952; fax: 609-428-2692
email: matpk@aol.com

                   Optical Biopsy and Optical Mammography

4. Background
Breast cancer is the leading cause of death in American women from 40-49. It is generally accepted that early detection is an effective means to minimize adverse effects. In women over 50, there is a 30% drop in death rates from breast cancer for those having regular mammograms

However, a recent (January 1997) panel, convened by the National Institutes of Health, concluded that for women in their 40's, annual mammograms, while possibly preventing death in a small percentage of the population, might cause harm from exposure to radiation (x-rays), encouragement of unnecessary surgery, or false complacency.

In November 1996, researchers at the University of Alabama at Birmingham published a study in the journal CANCER (1996: 78:2045-8) reporting that for the first time in recorded US history, cancer death rates, for the period 1990-1995, declined. The total reduction in all cancers was 3.1%. Not surprisingly, declines in breast cancer death rates were attributed to early detection and improved treatment.

Thus, early,  sensitive tumor screening is effective,  especially for women over
50. But for younger women, off-setting benefits, including exposure to ionizing radiation, make the choice of the standard x-ray mammography screening protocol less clear.


4.1. Alternate Diagnostic Technologies
Research efforts to find cancer detection methods, based on alternate technologies, have been developed. In addition to X-RAY MAMMOGRAPHY, which is not well-suited for younger women, and which may not detect early-stage tumors, there are several other techniques, each of which has advantages and disadvantages.

o ULTRASOUND imaging lacks the resolution to detect objects smaller than a few millimeters and does not provide information on tissue chemistry, which can aid the diagnosis.

o MAGNETIC RESONANCE imaging (MRI) is a powerful technique with sub-millimeter resolution and the ability to detect specific molecules. However, it cannot detect some important elements (for example, oxygen), and the operational cost is high.

o RADIOISOTOPE imaging has limited applications and exposes the body to potentially harmful radioactivity.

4.2. Optical Methods
Optical methods in mammography and biopsy are emerging as effective, alternate cancer detection techniques. Recent research progress has shown that optical methods can be safe, sensitive, reliable, and reasonably cost-effective. A number of optical techniques are being developed by scientists worldwide, and progress is encouraging.*

*On April 24-25, 1997, the CUNY CAT and the New York Academy of Sciences co-sponsored a 2-day symposium on Advances in Optical Biopsy and Optical
Mammography. The proceedings from this symposium is in press and will be available from NYAS (2 East 63rd Street, New York, NY 10021; voice:
212.835.0230, Ext. 324) by February, 1998.

Medical optical diagnostics research at the City College/IUSL has focused on two areas

o OPTICAL IMAGING - generating an image of a tumor imbedded within normal tissue

o OPTICAL 'COLOR' DETECTION - characterizing the tissue state using its optical and spectral properties.

                   Optical Biopsy and Optical Mammography

These are optical analogs to the presently used powerful medical techniques of biopsy and mammography.

Studies on OPTICAL DETECTION have resulted in instruments that can be used to screen for cancer. Preliminary laboratory tests have been completed on one of two devices, and FDA approved testing is in progress. Optical imaging is still in the basic research stage. Functioning, clinic-ready instruments that produce a clear image of a tumor are a few years away. In this pamphlet, some ideas to help the reader understand optical methods are discussed.

5. Basics of Optical Imaging in Turbid Media - Toward Optical Mammography
A shadowgram is a projection of an illuminated object onto a screen, much as a slide or transparency taken with a camera is projected onto a screen. The problem in mammography is to detect a tumor within the breast by viewing its captured image. As with normal photography, an image results from tissue density differences. The characteristics of the projected image allows the diagnostician to evaluate the state of the object (tumor).

For simple shadowgrams (normal photography), the medium surrounding the object is transparent, allowing an image to easily be formed. Detecting a tumor within breast tissue is somewhat more complicated. First, the surrounding medium (breast tissue) is not transparent, but is highly turbid. This turbidity results in the loss of image information as the illuminating light travels through the tissue. Second, the density differences between the normal tissue and tumor can be small resulting in low contrast, and consequently a faint image.

A glass of milk is an example of a turbid medium. An object (such as a spoon or straw) cannot be seen if it is in the center of the glass of milk because the image-carrying information has been destroyed by the light scattering caused by the suspended milk particles. Without eliminating the turbid medium or compensating for the image-degradation it has caused, an imbedded object is not detectable (visible).

CAT researchers, studying the properties of turbid media, found that if the illuminating light is a short-lived (ultrafast) laser pulse, the resulting light transmitted through the medium has three components called ballistic, snake, and diffuse. The ballistic component is the light that is least scattered out of the original beam direction and, consequently, reaches the projection screen first. It contains useful image information and forms a sharp image. The problem is that ballistic light is very weak compared to the other components, so that the image it forms is very faint.


              [GRAPHIC-DIAGRAM OF OPTICAL IMAGING (Turbid Medium)]

                   Optical Biopsy and Optical Mammography

The largest component of the three is diffuse light and, as might be expected, carries no useful image information with it. In effect all image-forming information is lost as the light undergoes multiple encounters (scattering) with the turbid medium.

     Snake light is the component that is scattered off-axis more than the ballistic component, arrives at the screen or detector later than ballistic light, but sooner than the predominant diffuse light. Snake light contains some useful image infommation, and separates the other two regions. If a useful image is to be extracted from the total light passing through the object and surrounding medium, it is necessary to capture the ballistic light and filter out the non-imaging components.

     Time-gating is a technique in which a light valve or gate is opened for an extremely short period of time to let pass the desirable light, and filter out undesirable light. A time gate serves the same role as a shutter in a camera. Using time-gating detection, CUNY CAT researchers are able to filter out the ballistic and snake light and prevent the image-destroying diffusive light from reaching the screen.

Figure 1 is a schematic diagram of an object (2-dimensional line drawing of a cat) that is immersed in a turbid medium. The image formed of the cat by the ballistic component is sharp. That formed by the diffuse component is not decipherable. The snake light image is blurred, but recognizable.

For this time-gating method, time intervals are measured in units of picoseconds (1 ps = 10 12



                   OPTICAL IMAGING - Formation of a Shadowgram

                        [GRAPHIC-DIAGRAMS OF SHADOWGRAM]




seconds, or 1/1,000,000,000,000 seconds). In Figure 2, more details of the experimental set-up are shown. The four images of the cat are shown for differing gate times, that is times when light

                   Optical Biopsy and Optical Mammography

is allowed to pass through (open shutter). The t=0 ps image, formed by ballistic light, produces a sharp image. If the gate is opened for t=20 ps, the image is formed by both ballistic and snake light, and is showing some degradation introduced by the snake light. At t=26 ps, the time gate is open longer allowing more snake and some diffuse light to pass. The result is a barely discernible image. At t=40 ps, the diffusive component has become dominant and no useful information is captured by the imaging system - the cat has disappeared.

In summary, with ultrafast lasers and time-gating detection methods, it is possible to pick out very weak images of objects immersed within diffuse, cloudy media. This same experimental set-up is under development to enable imaging of tumors in breast tissue. The concept was invented and developed at City College in 1991.

6. Basics of Fluorescence Spectroscopy - Toward Optical Biopsy
A material that is illuminated with light of a certain wavelength (color) and then re-emits light at the same or different wavelength is said to fluoresce.
The collection and analysis of all re-emitted light from the excited sample is called fluorescence spectroscopy. Biological molecules such as collagen, elastin, NADH (a nucleotide involved in cell energetics), and tryptophan, substances found in human and animal tissue, fluoresce. The chemical composition and structure of these biological substances determine the characteristics of the fluorescence spectrum. If normal and diseased biological tissue are spectroscopically different, and the difference(s) can be distinguished using fluorescence, a detection scheme is possible.


                                       To generate a fluorescence spectrum, the
                                       tissue sample is illuminated  from light
                                       from a lamp (steady, broad-band source).
                                       This incident light can (1) pass through
 [GRAPHIC-OPTICAL BIOPSY-              the   tissue   (transmitted),   (2)   be
 USING FLUORESCENCE SPECTROSCOPY]      scattered internally,  or (3) re-emitted
                                       as fluorescence light (see Figure 3). To
                                       analyze    the    fluorescence    light,
                                       collection   optics   (fibers,   minors,
                                       filters, etc.) direct the light from the sample to an analyzer and then to a detector and output device which senses and displays a graph of light intensity vs. Wavelength, that is, the spectrum.

                                       Cancer     detection    using    optical
                                       fluorescence relies on the fact that normal and cancerous tissue have native fluorescence spectra that are different.


In Figure 4, a fluorescence spectra from in vitro samples of cancerous and benign tissue are shown. The spectra, recorded over the range from 320 nm (ultraviolet) to 580 nm (yellow), show small, but clear differences between the spectral features of the two samples. These differences can be use to identify cancerous tissue.

                   Optical Biopsy and Optical Mammography

In practice, to quantify the process and make the diagnosis amenable to automated analysis, the ratios of intensities at selected wavelengths are used to provide a sample signature. In the case shown in Figure 4, the ratio of the intensities at 340 nm and 440 nm for benign and normal tissue generally fall below "9", while that for cancerous tissue is generally over "9". The particular value of the ratio (9) is not critical, and can, in fact, change at other wavelengths. However, the clear distinction between the two classes of tissue is important, and is the key to using fluorescence spectroscopy to detect cancer.





            [GRAPHIC-DIAGRAM OF OPTICAL BIOPSY - FLUORESCENCE DATA]













The table in Figure 4 lists useful parameters to evaluate the effectiveness of a diagnostic procedure. For the same sampling discussed above, the sensitivity (should be high) in detecting cancer in 40 samples is 92%, while the incidence of false negatives (should be small) is 7.5%. Normal sample parameters are similarly encouraging (low incidence of false positives - 2%- and high specificity - 98%). These parameters compare very favorably to normal pathology.

                   Optical Biopsy and Optical Mammography

 6.1. CD Ratiometer


Using fluorescence spectroscopy, researchers at City College have developed two versions of an instrument called the CD RATIOMETER Schematic diagrams of these devices are shown in Figures 5 and 6. In the endoscope version (Figure 5), an optical fiber carries exciting light (labeled excite ) from a source (lamp) to a sample through an endoscope. The sample under examination re-emits light ( F) that travels back through the optical fiber. A series of filters is used


                        CD RATIOMETER- Endoscope Version

          [GRAPHIC-DIAGRAMS SHOWING CD RATIOMETER- Endoscope Version]


to select the wavelengths that reach the photodetectors and that are used to compute the characterizing intensity ratio. The result is displayed on a computer monitor, and can be printed out for a permanent record.

The endoscope version of the CD RATIOMETER fiber can be used in combination with a colinear viewing fiber that captures a video image (CCD camera) and presents it on a video monitor. This allows the diagnostician to visually identify a region of tissue for examination. Once the tissue area is visually selected, the CD RATIOMETER can be used to characterize it optically.

The needle version concept shown in Figure 6 operates on the same principle as does the endoscope version. However, for this invasive method, a smaller optical fiber is needed.

                   Optical Biopsy and Optical Mammography

CD Ratiometer- Needle Version




               [GRAPHIC-DIAGRAM OF CD Ratiometer- Needle Version]

7. Research Results
The medical diagnostics research using optical methods, performed by CAT Director Alfano and co-workers at City College of CUNY since 1984, is extensive. Many of the studies are pioneering and have resulted in significant contributions to the field. Appendix B is a representative list of the publications that have resulted from this work. These research and development studies have been supported by major organizations and agencies such as the New York State Science and Technology Foundation, National Institutes of Health, US Navy, US Air Force, National Aeronautics and Space Administration, and Ballistics Missile Defense Command. In addition, industry support, mainly from MEDISCIENCE TECHNOLOGY CORPORATION, has been received.

Appendix C is a list of patents that have been received for devices and procedures applicable to medical diagnostics and related areas. This list includes patents covering the devices described above for instruments used in optical biopsy and optical mammography. The technology covered by these patents are available for commercialization. For medical use, FDA approval is required.

                   Optical Biopsy and Optical Mammography


                                   Appendix A

                                    Glossary

Photonics - Technology that uses the photon as a carrier of information; an analogue to electronics where the information carrier is the electron. Includes light generation, emission, transmission, deflection, amplification and detection by optical components and optical instruments, lasers and other light sources, fiber optics, electro-optical instrumental on, and related hardware systems.

Mediphotonics - The application of photonic technology and science to medicine, covering uses ranging from diagnostics to therapy. Applications of mediphotonics include imaging, analysis, diagnosis and treatment of biomedical samples through optical technology.

Optical Spectroscopy- The study of the intensity profile of a material as a function of wavelength. The data trace is called an optical spectrum, and it arises from absorption, emission or scattering of incident light. Optical spectra result from the interaction of a material with an electromagnetic field and are indicative of basic physical, biological and chemical characteristics of the sample material.

Optical Biopsy - A medical diagnostic technique which makes use of optical spectroscopy to determine the state of a biological sample.

Optical Mammography -The use of optical techniques to image the interior of the human breast and display the result in the form of a shadowgram for medical diagnostics.

Optical   Tomography  The  combination  of  optical   techniques,   mathematical
algorithms, and computer technology to produce three-dimensional images of the interior of objects hidden within scattering media.

Ballistic Photons - Optical signals resulting from the coherent interference of light scattered in the forward direction that propagates straight through the medium. Ballistic photons travel along the minimum path or the shortest time to arrive at the detector in the forward direction.

Snake Photons - Photons which travel along a zig-zag path, deviating slightly from the original input direction, and arriving at a detector later than ballistic photons. Snake photons are the early-arriving detected light traveling through a scattering medium in the near forward direction, which arrive within the first 30-ps of the event. They are quasi-diffusive photons - they do not obey the diffusion statistics.

Diffusive Photons - Photons which follow a random walk path through the scattering medium, and arrive at a detector 'late', and with a broad temporal distribution. Diffusive photons constitute the largest component of scattered light and are responsible for the loss of image information in transillumination.

Inverse Scattering Problem The use of mathematical algorithms to reconstruct a map of the interior of an object by analyzing the diffusive light scattered by the medium.

Ballistic  Time - The time  needed for a  ballistic  photon to travel a distance
(L), in a medium. Mathematically, it is represented by the equation T = L/cn, where cn is the speed of light in the medium (c/n; n= index of refraction of the medium).

Picosecond - A unit of time that is convenient for measuring fast processes. Abbreviated ps, where 1 ps = 10 12 seconds. Light travels 300 microns (a few hair widths) in one picosecond.

Femtosecond - A unit of time that is convenient for measuring very fast processes. Abbreviated fs, where 1 fs = 10-'15 seconds. Light travels .3 microns in one femtosecond.

Gating - A technique for selecting out parts of a light signal profile. Can be time-gated or space-gated. Gating allows for the exclusion of parts of the signal that cause degradation of image quality.

                   Optical Biopsy and Optical Mammography


                                   Appendix B

             Publications on Optical Biopsy and Optical Mammography

Optical Mammography
Time-Resolved Degree Of Polarization For Human Breast Tissue, S. G. Demos, H. Savage, A. S. Heerdt, S. Schantz, R. R. Alfano, Optics Commun. 124, 439 (1996).

Temporal   Gating  in  Highly   Scattering   Media  by  the  Degree  of  Optical
Polarization, S. G. Demos, R. R. Alfano, Opt. Lett. 21, 161

Time-Resolved Optical Imaging of Jet Sprays and Droplets in Highly Scattering Medium, P. A. Galland, X. Liang, L. Wang, K. Breisacher, L. Liou, P. P. Ho, R.
R. Alfano, ASME, HTD-Vol.321,585(1996).

Emerging Optical Biomedical Imaging Techniques, S. K. Gayen, R. R. Alfano, Optics & Photonics News, p. 17, March (1996).

Imaging of Microscopic  Objects Hidden behind a Highly Scattering Media, F. Liu,
Y. X. Shan, R. R. Alfano, SPlE 2387,204(1995).

Fourier Spatial Filter acts as a Temporal Gate for Light Propagating through a Turbid Medium, Q. Z. Wang, X. Liang, L. Wang, P. P. Ho, R. R. Alfano, Opt. Led. 20,1498 (1995).

Two dimensional Kerr-Fourier Imaging of Translucent Phantoms in Thick Turbid Media, X. Liang, L. Wang, P. P. Ho, R. R. Alfano, Appl. Opt. 34, 3463 (1995).

True Scattering Coefficients of Turbid Matter Measured by Early-time Gating, L. Wang, X. Liang, P. Galland, P. P. Ho, R. R. Alfano, Opt. Lett. 20, 913 (1995).

Spectral and Temporal Measurements of Laser Action of Rhodamine 640 Dye in Strongly Scattering Media, W. L. Sha, C.-H . Liu, R. R. Alfano, Opt. Lett. 19, 1922 (1994).

Microscope Imaging through Highly Scattering Media, G.E.Anderson, F. Lu, R. R. Alfano, Opt. Lett.19, 1981(1994).

Time-resolved Imaging of Translucent Droplets in Highly Scattering Turbid Media,
R. R. Alfano, X. Liang, L Wang, P. P. Ho, Science 264, 191 3 (1994).

Tnansmitted Photon Intensity through Biological Tissues within Various Time Windows, F. Liu, K. M. Yoo, R. R. Alfano, Opt. Lett. l9, 740 (1994)

IR Founder Space Gate and Absorption  Imaging through Random Media, J. J. Dolne,
K. M. Yoo, F. Liu, R. R. Alfano, Lasers in the Life Sciences 6(2), 131 (1994).

Should the Photon Flux or the Photon Density be used to Describe the Temporal Profiles of Scattered Ullrashort Laser Pulses in Random Media?, F. Liu, K. M. Yoo, R. R. Alfano, Opt. Lett. 18, 432 (1993).

Ultrafast   Time-gated   Imaging  in  Thick  Tissues:   A  Step  Toward  Optical
Mammography, B. B. Das, K. M. Yoo, R. R. Alfano, Opt. Len 18, 1092 (1993).

Double-stage Picosecond Kerr Gate for Ballistic Time-gated Optical Imaging in Turbid Media, L. M. Wang, P. P. Ho, R. R. Alfano, Appl. Opt. 32, 535 (1993).

Ultrafast Laser-pulse Transmission and Imaging through Biological Tissues, F. Liu, K. M. Yoo, R. R. Alfano, Appl. Opl. 32, 554 (1993).

Spectral Optical-density  Measurements of Small Particles and Breast Tissues, B.
B. Das, K. M. Yoo, F. Liu, J. Cleary, R. Pnudente. E. Celmer, R. R. Alfano, Appl. Opt. 32, 549 (1993).

Imaging of a Translucent Object hidden in a Highly Scattering Medium from the Early Portion of the Diffuse Component of a Transmitted Ultrafast LaserPulse, K.
M. Yoo, B. B. Das, and R. R. Alfano, Opt. Lett. 17, 958 (1992).

Optical Imaging vs X-rays for Breast Cancer  Screening,  R. R. Alfano, P. P. Ho,
K. Yoo, Photonics Spectra, pp109-114, Oct. 1992

Ballistic 2-D Imaging Through Scattering Walls Using an Ultrafast Optical Kerr Gate, L. Wang, P. P. Ho, C. Liu, G. Zhang, R. R. Alfano, Science 253, 769
(1991).

Speed Of The Coherent Component Of The Femtosecond Laser Pulses Propagating Through Random Scattering Media, F. Liu, K. M. Yoo, R. R. Alfano,
Opl. Lett. 16, 351(1991).

Imaging thmugh a Scattering Wall using Absorption, K. M. Yoo, F. Liu, R. R. Alfano, Opt. Lett. 16,1068 (1991).

When does the Diffusion Approximation Fail to Describe Photon Transport in Random Media7, K. M. Yoo, F. Liu, R. R. Alfano, Phys. Rev. Lett. 64, 2647 May
(1990).

Time Resolved Coherent and Incoherent Components of Forward Light Scattering in Random Media, K. M. Yoo, R. R. Alfano, Opt. Lett. 15, 320 (1990).

Optical Biopsy
Laser Induced Fluorescence Spectroscopy from Native Cancerous and Normal Tissue,
R. R. Alfano, D. B. Tata, J. Cordero, P. Tomashefsky, R. W. Longo, M. A. Alfano, IEEE J of QE 20 ,12 p. 1507(1984)

Fluorescence Polarization Spectroscopy and Time Resolved Fluorescence Kinetics of Native Cancerous and Normal Rat Kidney Tissues~ D. B. Tatta, M. Foresti, J. Cordeno, P. Tomashefsky, M. A. Alfano, R. R. Alfano, Biophysical J., Vol. 50 p463 (1986)

Fluorescence  Spectra from Normal Human Breast and Lung Tissues R. R. Alfano, G.
C. Tang, A. Pradhan, W. LAm, D. S. J. Choy, E. Opher, IEEE J. of QE Vol.23, 10 p1606 (1987)

Steady State and Time-Resolved Laser Fluorescence from Normal and Tumor Lung and Breast Tissues, R. R. Alfano, G. C. Tang, A. Pradhan, M. Bleich, D. S. J Choy,
E. Opher ,J. of Tumor Marker Oncology Vol.3 p165 (1988)

Spectroscopic Differences Between Human Cancer and Normal Lung and Breast Tissues, G. C. Tang, A. Pradhan, R. R. Alfano, Lasers in Surgery & Med. p290 1969

Optical Spectroscopic Diagnosis of Cancer and Normal Breast Tissues, R. R. Alfano, A. Pradhan, G. C. Tang, S. J. Wahl JOSA B 6 5101551969

Pulsed and CW Laser Fluorescence Spectra from Cancerous, Normal and Chemically Treated Nommal Human Breast and Lung Tissues, G. C. Tang, A. Pradhan, W. Sha, J. Chen, C. H. Liu, S. J. Wahl, R. R. Alfano, Applied Optics Vol. 2612 p2337 1989

Effects of Self-Absorption by Hemoglobins on the Fluorescence Spectra from Nommal and Cancerous Tissues, C. H. Liu, G. C. Tang, A. Pradhan, W. L. Sha, R.
R. Alfano, Lasers in the Life Sciences, Vol. 3 No.3 pf 67 (1990)

Human Breast Tissues Studied by IR-Founier Transform Raman Spectroscopy, R. R. Alfano, C. H. Liu, W. L. Sha, H. R. Zhu, D. L. Adkins, J. Cleary, R. Prudente,
E. Cellmer, Lasers in the Life Sciences Vol.4 No.lp23(1991)

UV Fluorescence Spectroscopic Technique in the Diagnosis of Breast, Ovanan, Uferus, and Cervix Cancer B. Das, W. Sha Glassman, R. R. Alfano, J. Cleary, R. Pnudente, E. Celmer, S. Lubicz, SPlE Vol.1427 p368 (1991)

Light Sheds Light on Cancer-Distinguishing Malignant Tumors from Benign Tissues and Tumors, R. R. Alfano, B. B. Das, J . Cleary, R. Pnudente, E. Celmer. B. of the NY Acad. of Sci. Vol.67 No.2 p143 (1991)

Raman, fluorescence and time-resolved light scattering as optical diagnostic techniques to separate diseased and normal biomedical media, C. H. Liu, B. B. Das, etal, R. R. Alfano, J. Photochem. Photobiol.Vol.16 p187 (1992)

Time Resolved UV Photoexcited Fluorescence Kinetics from Malignant and Non-Malignant Human Breast Tissues, A. Pradhan, B. B. Das, K. M. Yoo, J. Cleary
R. Pnudente, E. Celmer, R. R. Alfano, Lasers in the Life Sciences Vol.4 No.4 p225 (1992)

Ultraviolet Excited Fluorescence Spectra from Non-malignant and Malignant Tissues of the Gynecological Tract W. Sha Glassman, C. H. Liu, G. C. Tang, S. Lubicz, R. R. Alfano, Lasers in the Life Sciences Vol. 5 No. 1 p49 (1992)

Native Fluorescence Spectroscopic Detection of the Effects of Chemotherapeutic Retinoids on a Cancer Model of the Aero-digestive Tract G. C. Tang, H. E. Savage, M. Silverberg, P. G. Sacks, V. Reid, S. P. Schanlz, R. R. Alfano, Optics for Protection of Man and Environment p205 (1993)

Native Fluorescence Spectroscopy of Thymus and Fat Tissues, G.Tang, M. Oz, V. Reid, R. Alfano, et al, SPIE Vol. 1887 p165 (1993)

NIR Raman and Fluorescence Spectroscopies Diagnose Cancer, C. Liu, B. Das, W. Sha, G.Tang, H.Zhu, D. Akins, R. Alfano, SPIE Vol.1887 No.189(1993)

Time Resolved and Steady State Fluorescence Spectroscopy from Normal and Malignant Cultured Human Breast CellLines, W. S. Glassman, M. Steinberg, R. R. Alfano, Lasers in the Life Sciences Vol. 6 No. 2 p91 (1994)

Excitation Spectroscopy of Malignant and Non-malignant Gynecological Tissues, W. Glassman, C. H. Liu, S. Lubicz, R. R. Alfano Lasers in the Life Sciences Vol. 6 No. 2 p99 (1994)

Optical Spectroscopy Methods to Detect Colon Cancer, Y. Yang, G. C. Tang, M. Bessler, R. R Alfano, SPlEVol.2135 p36 (f994)

Fluorescence Diagnosis of Gynecological Cancerous and Normal Tissues, Z. Z. Huang, W. Sha Glassman, G. C. TangS. Lubicz, R. R. Alfano, SPlEVol.1235 p42
(1994)

Tissue Autofluorescence as an Intemmediate Endpoint in NMBA-induced Esophogeal Carcinogenesis, R. Glasgold, M. Glasgold, H. Savage, J. Pinto, R. R. Alfano, S. Schantz, Cancer Letters Vd.82 p33 (1994)

Detecting Retinoic Acid-Induced Bio-chemical Alterations in Squamous Cell Carcinoma Using Intrinsic Fluorescence Spectrascopy M. B. Silberberg, H. E. Savage,G. C. Tang, P. G. Sacks, R. R. Alfano, S. P. Schantz, Laryngosoope Vol. 104 p278 March (1994)

Fluorescence Spectroscopy as a Photonic Pathology Method for detecting Colon Cancer, Y. Yang, G. C. Tang, M. Bessler, R. R. Alfano Lasers in the Life Sciences Vol. 6 No. 4 p259 (1995)

Spectroscopic  Properties of Tryptophan and Bacteria, G. C. Tang, Y. L. Yang, Z.
Z. Huang,  W. Hua, F. Zhu, S. Cosloy,  R. R Alfano SPIE Vol.  2387 p169 February
(1995)

Optical  Spectroscopy of Benign and Malignant Breast Tissues,  Y. Yang, A. Katz,
E. J. Celmer, M. Zurawska-Szczepaniak, R. R. Alfano, Lasers in the Life Sciences Vol.7 No.2 pllS (1993)

Native Cellular Fluorescence Identifies Terminal Squamous Differentiation of Normal Oral Epithelial Cells in Culture: a Potential Chemoprevention Biomarker,
P. G. Sacks, H. E Savage, J. Levine, V. R. Kolli, R. R. Alfano, S. P. Schantz, Cancer Letters Vol. 104 p171 (1996)

Measurements of Effective Group Index of Refraction and Scattering Mean Free Path of Normal and Malignant Human Breast Tissues using Ultrafast Optical Techniques, F. Liu, Y. X. Shan, H. Savage, A. S. Heerdt, S. Schantz, E. Celmer,
R. R. Alfano OSA TOPS in Advances in Optical Imaging and Photon Migration Vol.2 p376 (1996)

Polarization  Imaging and  Characterization of Human Breast Tissue, S. G. Demos,
H. Savage, A. S. Heendt, S. Schantz, R. R. Alfano, OSA TOPS in Advances in Optical Imaging and Photon Migration Vol. 2 pg13 (1996)

Optical Biopsy - Detecting Cancer with Light, A. Katz, R. R. Alfano, OSA TOPS in Biomedical Optics, Spectroscopy and Diagnostics Vol. 3 p132 (1996)

Fourier Diagnostic Analysis of Fluorescence Spectra from Normal and Malignant Breast Tissues, A. Katz, Y. Yang, E. J. Celmer, M. Zurevska-Szczepaniak, R. R. Alfano OSA TOPS in Biomedical Opt. Spectroscopy and Diagnostics Vol. 3 p136
(1996)

Phosphorescence and Fluorescence Spectra from Breast Tissues, G. C. Tang, E. J. Celmer, R. R. Alfano SPIE Advances in Laser and Lght Spectroscopy Vol. 2679 plO2 January (1996)

Enhancement of the Fluorescence Cancer Diagnostic Method of Tissues Using Diffusive Reflectance and the Analysis of Oxygenation State, N. Zhadin, Y. Yang,
S. Ganesan, N. Ockman, R. R. Alfano SPIE Advances in Laser and Light Spectrosoopy Vol. 2679 pl42 January(1998)

Optical Biopsy Fiber Based Fluorescence Spectroscopy  Instrumentation,  A. Katz,
S. Ganesan, Y. Yang, G. C. Tang, Y. Budansky, E. Celmer, H. E. Savage, S. P. Schantz, R. R. Alfano SPIE Advances in Laser and Light Spectroscopy Vol. 2679 p118 January (1996)

Optical  Spectroscopy of Benign and Melignant Breast Tissues,  Y. Yang, A. Katz,
E. J. Celmer, M. Zurawska-Szczepaniak, R. R. Alfano SPIE Advances in Laser and Light Spectroscopy Vol.2679 p51 January (1996)

                           Appendix C

         PATENTS ON BIOMEDICAL APPLICATIONS OF PHOTONICS - R. R. Alfano

Optical Biopsy
Method And Apparatus For Detecting The Presence Of Caries In Teeth Vsing Visible Luminescence Inventor: R R. Alfano; Number 4,290,433; Sep. 22, 1981

Abstract: A method and apparatus for detecting the presence of caries in human teeth using visible luminescence. A region to be examined is excited with a beam of monochromatic light. The intensity of the visible light emitted from the region is measured at two predetermined wavelengths, one where the intensity dependence of the spectra is about the same for caries and noncaries and the other where the relative intensity increases significantly in the presence of caries. A signal corresponding to the difference in the two intensities is obtained and then displayed. By first determining the magnitude of the difference signal at a nondecayed region, and increases in the magnitude as other regions are probed indicate the presence of caries. The invention is based on the discovery that the visible luminescence spectra for decayed and nondecayed regions of a human tooth are substantially different and that the differences are such that visible luminescence from teeth can be used to detect the presence of caries.

Method And Apparatus For Detecting The Present Of Caries In Teeth Using Visible Light Inventor: R. R. Alfano; Number 4,479,499; Oct. 30, 1984

Abstract: A method and apparatus for detecting the presence of caries in human teeth using visible light. The tooth is exposed to light of relatively narrow bandwidlhs. The light from the tooth is preferably examined by two photomultipliers or visually each examining a different wavelength. Caries are detected when the difference in the intensity of the light from the tooth at those two wavelenglhs changes in a predetermined manner.

Method  For  Detecting   Cancerous  Tissue  Using  Visible  Native  Luminescence
Inventors: R. R. Alfano and M. A. Alfano; Number 4,930,516; Jun. 5, 1990

Abstract: A method and apparatus for detecting the prescence of cancerous tissue using visible luminescence. The tissue to be examined is excited with a beam of monochromatic light that causes the tissue to fluoresce over a spectrum of wavelengths. The intensity at which the excited tissue fluoresces can be measured either over a spectrum or at a predetemmined number of preselected wavelengths. By determining the wavelength(s) at which maximum intensity(ies) are attained for the tissue in question and by comparing these peak wavelengths, either visually or electronically, to the peak wavelength(s) derived fnom a known non cancerous tissue, or by comparing the spectrum of the excited tissue with the spectrum of a known noncancerous tissue one can determine the carcinomatoid status of the tissue in question. The invention is based on the discovery that the visible luminescence spectra for cancerous and non cancerous tissue are substantially different and that the differences are such that vlsible luminescence from tissue can be used to detect the presence of cancer.

Method  And  Apparatus  For  Detecting   Cancerous  Tissue  Using   Luminescence
Excitation Spectra Inventor: R. R. Alfano; Number 5,042,494; Aug. 27, 1991

Abstract: A method and apparatus for detecting the presence of cancerous tissue using native visible luminescence. The tissue to be examined is excited with a beam of monochromatic light that causes the tissue to fluoresce over a spectrum of wavelengths. The intensity at which the excited tissue fluoresces can be measured either over a spectrum or at a predetermined number of preselected wavelengths. By determining the wavelength(s) at which maximum intensity(ies) ane attained for the tissue in question and by comparing these peak wavelengths, either visually or electronically, to the peak wavelength(s) derived from a known non cancerous tissue, or by comparing the luminescence spectrum of the exated tissue with the luminescence spectrum of a known noncancerous tissue and/or known cancerous tissue or the excitation spectra of the excited tissue with the excitation sPectra of known cancerous and/or known non cancerous tissue one can determine the cancinomatoid status of the tissue in question. Once it has been determined that the tissue is cancerous, it may be destroyed by ablation by exposing it to a beam of light from a high power laser. The invention is based on the disoovery that the visible luminescence spectra for cancerous and non cancerous tissue are substantially different and that the differences are such that visible luminescence from tissue can be used to detect the presence of cancer and also on the discovery spectral profiles of excitation spectra are similarly different.

Optical Method And Apparatus For Diagnosing Human Spermatozoa
Inventors: R. R. Alfano, G. R. Nagamatsu and N. Oka; Number 5,061,075; Oct. 29, 1991

Abstract: The sperm count of a specimen of sperm is measured by exciting the specimen with a beam of substantially monochromatic light, then measuring the intensity of the intrinsic native fluorescence emitted or the scattered light from the specimen, and then determining the sperm count using the intensity meaaurements. The motitly of a specimen of sperm is determined by exciting the specimen with a beam of substantially monochromatic polarized light, then measurng the intensity of the parallel and perpendicular components of the intrinsic native fiuorescence emitted or the intensity of the scattered light from the specimen at a predetermined wavelength; and then determining the motitily using the two intensity measurements with parallel and perpendicular polarizations.

Method And Apparatus For Distinguishing Cancerous Tissue From Benign Tumor Tissue, Benign Tissue Or Normal Tissue Using Native Fluorescence Inventors: R.
R. Alfano, B. Das and G. Tang; Number 5,131,398; Jul. 21, 1992

Abstract: A method and apparatus for distinguishing cancerous tumors and tissue from benign tumors and tissue from benign tumors and tissues or normal tissue using native fiuoresoence. The tissue to be examined is excited with a beam of monochnomatic light at 300 nanometers (nm). The intensity of the native fluorescence emitted from tissue is measured at 340 and 440 nm. The ratio of the two intensities is then calculated and used as a basis for determining if the tissue is cancerous as opposed to benign or normal. The invention is based on the discovery that when tissue is excited with monochromatic light at 300 nm the native fluorescence spectrum over the region from about 320 nm to 600 nm is the tissue that is cancerous and substantially different from the native fluorescence spectrum that would result if the tissue is either benign or normal. The technique is useful in invivo and in vitro testing of human as well as animal tissue.


Method For Determining If A Tissue is A Malignant Tumor Tissue, A Benign Tumor Tissue, Or A Normal Or Benign Tissue Using Raman Spectroscopy Inventors: R. R. Alfano, C. H. Liu and W. S. Glassman; Number 5,261,410; Nov. 16, 1993

Abstract: A method for determining if a tissue is a malignant tumor tissue, a benign tumor tissue, or a normal or benign tissue. The present method is based on the discovery that, when irradiated with a beam of infrared, monochromatic light, malignant tumor tissue, benign tumor tissue, and normal or benign tissue produce distinguishable Raman spectra. For human breast tissue, some salient differences in the respective Raman spectra are the presence of four Raman bands at a Raman shift of about 1240, 1445, and 1659 cm 1 for normal or benign tissue, the presence of three Raman bands at a Raman shift of about 1240 1445 and 1659 cm 1 for benign tumor tissue, and the presence of two Raman bands at Raman shift of about 1445 and 1651 cm 1 or malignant tumor tissue. In addition, it was discovered that for human breast tissue the ratio of intensities of the Raman bands at a Raman shift of about 1445 and 1659 cm 1 is about 1.25 for normal or benign tissue, about 0.93 for benign tumor tissue, and about 0.87 for malignant tumor tissue.

Method For Distinguishing Between Calcified Atherosclerotic Tissue And Fibrous Atherosclerotic Tissue Or Normal Cardiovascular Tissue Using Raman Spectroscopy
Inventors: R. R. Alfano and C. H. Liu; Number 5,293,872; Mar. 15, 1994

Abstract: A method for distinguishing between calcified atherosclerotic tissue and either fibrous atherosclerotic tissue or normal cardiovascular tissue. The present method is based on the discovery that, when irradiated with a beam or monochromatic infrared light, calcified atherosclerotic human aortic tissue produoes a Founer Transform Raman spectrum which is distinguishable from analagous spectra obtained from fibrous atherosclerotic human aonic tissue and nommal human aortic tissue. Some salient differences in the respective Raman spectra are the presence of five Raman bands at Raman shifts of 957, 1071, 1262-1300, 1445, and 1659 cm 1 (plus or minus 4cm 1 for all shifts)for the calcified tissue as compared to three Raman bands at Raman shift of l247-1270, 1453 and 1659 cm 1 (plus or minus 4 cm for all shifts) for the fibrous fissue and three Raman bands at Raman shifts of 1247-1270 1449 and 1651 cm 1 (+4 cm 1 for all shifts) for the nommal tissue. In addition, it was disoovered that the ratios of intensities for the Raman bands at 1659 and 1453 cm 1 and at 1254 and 1453 cm 1 were 0.69 and 0.53, respectively, for the calcified tissue, 1.02 and 0.85, respectively, for the fibrous tissue and 1.2 and 0.83, respectively, for the normal tissue.

Method For Determining If Tissue Is Malignant As Opposed to O Non-Malignant Using Time-Resolved Fluorescence Spectroscopy Inventors: R. R. Alfano, A. Pradhan, G. C. Tang, L. Wang, Y. Budansky and B. B. Das; No. 5,348,018; Sep. 20, 1994

Abstract: A method for determining if tissue is malignant as opposed to non-malignant (i.e., benign tumor tissue, benign tissue, or normal tissue). In one embodiment, the method comprises irradiating a human breast tissue sample with light at a wavelength of about 310 nm and measuring the time resolved fluorescence emitted therefrom at about 340 nm. The time resolved fluorescence profile is then compared to similar profiles obtained from known malignant and non-malignant human breast tissues. By fitting the profiles to the formulal l(t)=A 1elrT~l~A2e(~T2) one can quantify the differences between tissues of various conditions. For example, non-malignant human breast tissues exhibit a slow component (TZ) which is less than 1.6 ns whereas malignant human breast tissue exhibit a slow component (T2) which is greater than 1.6 ns. In addition, non malignant human breast tissues exhibit a ratio of fast to slow amplitudes
(A9A2) which is greater than 0.85 whereas malignant human breast tissues exhibit a ratio of fast to slow amplitudes (A,IA2) which is less than 0.6. This technique can be used with different excitation and/or emission wavelengths, and can be applied to the detection of malignancies (or other abnormal states) in tissues other than human breast tissue.

Optical Imaging
Method and Apparatus for Improving the Signal To Noise Ratio of an Image Formed of an Object Hidden In or Behind a Semi-Opaque Random Media Inventors: K. M. Yoo and R. R. Alfano; Number 5,140,463; Aug. 18,1992

Abstract: The quality of image of an object hidden inside a highly scattering semi opaque disordered medium is improved by using space gate imaging or time gate imaging or space time gate imaging. In spaoe gate imaging, a small segment of the object is illuminated at a time. The scattered light is passed thnough a spatial noise filter. On the image plane, an aperture is open at the position of the image seqment which correspond to the segment of the illuminated object. A full image is obtained by scanning the object seqment by segment and simultaneously recording the signal at the corresponding image segment. In time gate imaging, the unscattered (i.e. ballistic) portion of the pulse which contains the information of the image is temporally separated from the other (i.e. scattered) portions which contains the noise using a ultrafast laser pulse and temporal gating device. The technique is in space-time gate imaging, the two techniques are combined to produce an image with a much higher signal to noise ratio. The time separatin between the ballistic and scattered light may be increased by increasing thickness of random medium or by introducing small scatters into the random medium so as to make the medium more random. The signal to noise ratio can also be increased by making the random medium less random (so that there will be less scattered light). In addition the signal to noise ratio can be increased by introducing an absorbing dye into the medium or by using a wavelength for the light which is in the absorption spectrum of the random medium or by making the medium more ordered (i.e. less random) or by using a pair of parallel polarizers.

Three-Dimensional Optical Imaging Of Semi-Transparent And Opaque Objects Using Ultrashort Light Pulses, A Streak Camera And A Coherent Fiber Bundle
Inventors: R. R. Alfano and P. P. Ho; Number 5,142,372; Aug. 25,1992

Abstract: An apparatus for producing a 3 dimensional image of semi-transparent object or of an opaque object in an semitransparent media includes a picosecond or a femtosecond laser, a streak camera, a coherent fiber bundle a video camera and a computer. The apparatus provides a unique nondestructive and non-invasive diagnostic way for detecting, for example, objects hidden in semi opaque media. The laser is used to product an ultra-short light pulse. The coherent fiber bundle is used to convert the 2-dim spatial imaqe that is produced (i.e. scattered or fluoresoence light from a 3-dim object illuminated with the ultrashort laser pulse) into a 1-dim line image which is fed into the input slit of the streak camera and then time resolved by the streak camera. The video camera is used to record the 2-dim output (1-dim from input image and 1-dim of the streak time) from the streak camera. The output of the video camera is fed into the computer. In the computer 2-dim data elements are reconstructed into a 3-dim image and then displayed on a monitor. This apparatus essentially converts a streak camena into the equivalent of a framing camera with continuous time imaging capability.

Ultrafast Optical Imaging Of Objects In A Scattering Medium Inventions:
R. R. Alfano, P. P. Ho, L. M. Wang, C. H. Liu and G. Zhang; Number 5,371,368; Dec. 6,1994

Abstract: A system for imaging an object in or behind a highly scattering medium includes a laser for illuminating the highly scattenng medium with a beam of light. The light emerging fnom the highly scattering medium consists of a balllstic component, a snake like component and a diffuse component. A 4F Fourier imaging system with a Kerr gate located at 2F is used to form a timespace gated image of the emerging light, the timespace gated image consisting primarily of the ballistic component and the snake-like component.

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


                                   Appendix D

                          Articles for Further Reading


Emerging Optical Biomedical Imaging Techniques, S. K. Gayen and R.R Alfano, Optics and Photonics News, March 1996, pp. 17.

Optical Biopsy Enlightens Cancer Seanch, R. J. Weiss, OE Reports, No. 143, Nov. 1995.

Photonics at the Center for Advanced Technology for Ultrafast Photonic Materials and Applications at the City University of New York, lEEElLEOS Newsletter, June 1995, p.16.

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